UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                February 6, 2006

                            ULTRALIFE BATTERIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
         (State or other jurisdiction of incorporation or organization)

          0-20852                                   16-1387013
          -------                                   ----------
   (Commission File Number)            (I.R.S. Employer Identification No.)

          2000 Technology Parkway, Newark, New York             14513
          -----------------------------------------------------------
           (Address of principal executive offices)           (Zip Code)

                                 (315) 332-7100
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Ultralife Batteries, Inc. (the "Company") announced that it has received an order valued at approximately $2.7 million for its new BA-5390A battery with state-of-charge indicator from the U.S. Defense Department. Deliveries are expected to begin this quarter and be completed in the second quarter. This is the first order against the Company's Next Gen II, Phase IV five-year battery contract and is unrelated to the Company's recently announced order for its standard BA-5390 battery. The Company's press release is attached as Exhibit
99.1 to this Form 8-K, and the information set forth therein is furnished under
Item 7.01.


Item 9.01. Financial Statements, Pro Forma Financials and Exhibits.

       (a)      Financial Statements of Business Acquired.

                Not applicable.

       (b)      Pro Forma Financial Information.

                Not applicable.

       (c)      Exhibits.

                99.1     Press Release dated February 6, 2006.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ULTRALIFE BATTERIES, INC.

Dated:  February 6, 2006.                By:  /s/Peter F. Comerford
                                              ---------------------
                                              Vice President of Administration &
                                              General Counsel

                                INDEX TO EXHIBITS

(99)    Additional Exhibits

        99.1     Press Release dated February 6, 2006.